Exhibit 99.1

FOR IMMEDIATE RELEASE

Nomadar Enters into Agreement for Flagship Multipurpose Event Center Development in Southern Spain; Five-Year Lease Agreement with Purchase Option

Agreement marks another major step forward following recent approval of the urban development plan

MARSHALL, TX – November 19, 2025 – Nomadar Corp. (Nasdaq: NOMA) (“Nomadar” or the “Company”), a U.S.-based company operating at the intersection of sports, tourism, technology, and health, today announced that it has signed a lease agreement with Sport City Cádiz S.L. for the land designated for the Nomadar Multipurpose Event Center, located in El Puerto de Santa María, Andalusia, southern Spain. The planned development is a key component of Nomadar’s long-term strategy of integrating sports, culture, and technology.

The planned 110,000 m² Nomadar Multipurpose Event Center (the “Center”), would anchor component of the Company’s planned 291,000 m² Sportech City project. The Center is envisioned as a world-class destination for international sporting events, concerts, exhibitions, and corporate gatherings. It would serve as a bridge between Europe and the United States, hosting global summits, sports technology expos, and high-impact entertainment events.

Pursuant to the lease agreement, which follows the November 7, 2025 final approval of the project’s urban development plan by the City Council of El Puerto de Santa María, Nomadar has secured control of the land where the Center will be developed, subject to the conditions set forth in the lease agreement. Under the terms of the lease agreement, Nomadar has leased the property for an initial three year term (which may be extended for a subsequent two-year period), with a purchase option that the Company may exercise at any time during that term

This milestone strengthens Nomadar’s position as the driving force behind the administrative and development phase of the project, which includes architectural design, engineering, and regulatory coordination prior to construction.

“This agreement represents another important step in the realization of the Nomadar Multipurpose Event Center and a tangible demonstration of our commitment to execute this transformative large-scale development” said Rafael Contreras, Executive Chairman of Nomadar. “Our goal is to create a global hub where sports, culture, and technology converge.”

“The lease agreement provides us with full control of the land, enabling us to move forward as the driving force of the development process for this critical component of the Sportech City real estate development project ,” added Joaquin Martin, Chief Communications and Investor Relations Officer. “It is a key milestone in our expansion roadmap, and an example of how Nomadar continues to transform strategic partnerships into concrete assets.”

The project is closely linked to Cádiz CF, one of Spain’s historic soccer clubs and member of La Liga, through Nomadar’s corporate relationship with the organization. This connection reinforces the Company’s vision of merging professional sports management with innovative real estate and entertainment concepts.

About Nomadar

Nomadar Corp. is a U.S.-based company operating at the intersection of sports, tourism, technology, and health. A subsidiary of Cádiz CF, a 115-year-old professional soccer club competing in La Liga, Nomadar develops innovative projects that connect global audiences through experiences that combine health, entertainment, and digital engagement.

The Company is also advancing the Sportech City real estate development project for a multi-purpose event center in southern Europe, designed to host international sports, cultural, and corporate events. Nomadar’s mission is to create sustainable, technology-driven platforms that enhance the connection between sports, community, and health.

Safe Harbor Statement

This Press Release includes “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. This forward-looking information relates to future events or future performance of Nomadar and reflects management’s expectations and projections regarding Nomadar’s growth, results of operations, performance, and business prospects and opportunities. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other comparable terminology intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, those related to the lease agreement, any future agreement or arrangement between Sport City Cádiz S.L. and Nomadar related to the property and the ability of either Sport City Cádiz S.L. or Nomadar to develop the property. Forward-looking statements are based on certain assumptions and analyses made by the management of Nomadar in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although Nomadar’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of Nomadar’s securities should not place undue reliance on these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, Nomadar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on Nomadar’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Potential investors should read this document with the understanding that Nomadar’s actual future results may be materially different from what is currently anticipated. The Company cautions investors that actual results may differ materially from those anticipated and encourages investors to review other factors that may affect its future results in the Registration Statement and other filings with the SEC, available at www.sec.gov.

Investor Contacts

Joaquin Martin, Nomadar Corp.

investor.relations@nomadar.com

or

Richard Land, Alliance Advisors

nomaIR@allianceadvisors.com

Media Contact

Fatema Bhabrawala
Director of Media Relations, Alliance Advisors
fbhabrawala@allianceadvisors.com